UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2016 (March 10, 2016)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EQT Corporation (EQT or Company) announced the election of Robert J. McNally, age 45, as Senior Vice President and Chief Financial Officer effective March 21, 2016.  Philip P. Conti, whose intention to retire from the same position was previously announced on a Form 8-K filed with the Securities and Exchange Commission (SEC) on August 10, 2015, was elected Senior Vice President, Special Projects and Principal Financial Officer, also effective March 21, 2016.  Mr. McNally will assume the role of principal financial officer, and Mr. Conti will step down from that role, the date after the filing of the Company’s Form 10-Q for the quarter ending March 31, 2016 or on such earlier date as the Company may request.

Pursuant to the Company’s offer letter dated March 7, 2016, Mr. McNally will: (i) have an annual base salary of $431,400; (ii) be eligible to participate in the Company’s Executive Short-Term Incentive Plan  (with a prorated short-term incentive target for 2016 of approximately $243,000); (iii) receive a 2016 long-term incentive award comprised of options and units in the 2016 Incentive Performance Share Unit Program both issued under the Company’s 2014 Long-Term Incentive Plan, with a total value of $3,000,000 determined on a basis consistent with the Company’s practice;  and (iv) receive a signing bonus consisting of $500,000 in cash plus $500,000 of one-year cliff vested restricted stock subject to a requirement that he repay the signing bonus if he terminates his employment with the Company prior to the second anniversary of the date upon which he commenced employment.  Mr. McNally is expected to enter into a confidentiality, non-solicitation and non-competition agreement with the Company, which will be consistent with the agreements between the Company and its other executive officers (other than the Chief Executive Officer).  The terms of the confidentiality, non-solicitation and non-competition agreement are described in the Company’s proxy statement for its 2016 annual meeting of stockholders (filed with the SEC on February 19, 2016) under the caption “Executive Compensation — Payments to be Made Pursuant to Written Agreements with the Named Executive Officers.”

Mr. McNally has served as Executive Vice President and Chief Financial Officer of Precision Drilling Corporation (a drilling services company) since July 7, 2010.

After Mr. Conti steps down as Principal Financial Officer, the Company expects he will remain employed by the Company as Senior Vice President, Special Projects through January 2, 2017, after which the Company expects Mr. Conti will discontinue full-time status and remain employed under the Company’s executive alternative work arrangement.

The description of Mr. McNally’s offer letter set forth above is not complete, and is subject to and qualified in its entirety by reference to the complete text of such letter, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.

Item 7.01.             Regulation FD Disclosure.

On March 17, 2016, the Company issued a news release with respect to the appointment of Mr. McNally as Senior Vice President and Chief Financial Officer of the Company, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer letter between the Company and Robert J. McNally dated March 7, 2016.

99.1	News release issued by the Company dated March 17, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

Date: March 17, 2016	By:	/s/ David L. Porges
David L. Porges
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter between the Company and Robert J. McNally dated March 7, 2016.

99.1	News release issued by the Company dated March 17, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K.)